UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________________________

5)	Total fee paid:
_________________________________________________________________________________

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________________________

3)	Filing Party:
_________________________________________________________________________________

4)	Date Filed:
________________________________________________________________________________

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

Supplement to Definitive Proxy Statement Relating to 2018 Annual Meeting of Stockholders

This proxy statement supplement, dated May 7, 2018, supplements the definitive proxy statement (the “Proxy Statement”) of Pioneer Natural Resources Company (the “Company”) filed with the Securities and Exchange Commission on April 5, 2018 relating to the Annual Meeting of Stockholders of the Company to be held on Thursday, May 17, 2018, at 9:00 a.m. Central Time at the Midland Corporate Office located at 3617 N. Big Spring, Midland, Texas 79705.

The purpose of this supplement is to replace the charts appearing on page 35 of the Proxy Statement. The charts as filed were incorrectly labeled. The corrected charts are set out below.

PXD
Peer Group Average
S&P 500 Oil and Gas E&P Index
S&P 500
16%
-9%
-18%
38%
63%
8%
-7%
108%
3-Year Return
5-Year Return

____________
Note:   The total stockholder returns for the Company's common stock and the indices in the chart are based on closing prices as of the first and last days in the periods depicted. The total stockholder returns for the Company's common stock differ from those reported below with respect to the performance unit awards because the returns for the performance unit awards are based on average closing prices of the Company's common stock over 60-day periods prior to the first and last days in the applicable periods.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.